Exhibit 21.1

Subsidiaries of Hughes Electronics Corporation

State or Other Jurisdiction of Inc./
Formation/
Entity Name	Partnership

Crown Media Holdings, Inc.	DE
Digital Media & Communications II LP & III — C	DE
DIRECTV Broadband, Inc.	DE
Aspen Internet Systems, Inc.	CA
PDO Communications, Inc.	CA
DIRECTV Global, Inc.	DE
DIRECTV Global Digital Media, Inc.	DE
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
Broadband Sports, Inc.	DE
DIRECTV Customer Services, Inc.	DE
DIRECTV, Inc.	CA
Discovery Health Media, LLC	DE
HiDef Broadcasting System, LLC	TX
DIRECTV Merchandising, Inc.	DE
DIRECTV Operations, LLC	CA
Oxygen Media LLC	DE
Quokka Sports, Inc.	DE
RSG Resource Supply GmbH	Germany
USSB II, Inc.	MN
Hughes Aircraft Holdings Canada Ltd.	Canada
Hughes Electronics Foreign Sales Corporation	Barbados
Hughes Electronics International Corporation	DE
Hughes Electronics Realty, Inc.	DE
Hughes Electronics Systems International	CA
Hughes Foreign Sales Corporation	U.S. Virgin Isl.
Hughes Investment Management Company	CA
Hughes Network Systems, Inc. (HNS)	DE
ChinaCast Technologies (BVI) Limited	BVI
CS-Able LLC	DE
CS-Able LLP	DE
Baja Hughes S. de R.L. de C.V.	Mexico
First HNS Mauritius Ltd.	Mauritius

State of Inc./
Formation/
Entity Name	Partnership

Goldman Agent Private Limited (India)	India
Tata Teleservices Ltd.	India
GlobeComm Systems	DE
Hatwave Hellenic American Telecommunications Wave Ltd.	Cypress
Ukrainian Wave Ltd.	Ukraine
HNS India Limited	India
HNS-Clairtel GP, Inc.	DE
HNS-India VSAT, Inc.	DE
Hughes Escorts Communications Limited	India
Ceycom Global Communications Ltd.	Sri Lanka
HNS-India, Inc.	DE
HNS-Mauritius Holdings	Mauritius
Escorts Motors Ltd.	India
Hughes Software Systems Limited	India
HNS-Shanghai, Inc.	DE
Shanghai Hughes Network Systems Co., Ltd.	China
Hughes do Brasil Electronica e Comunicacoes S.A.	Brazil
Hughes Telecomunicacioes do Brasil Ltda.	Brazil
Hughes International de Mexico, S.A. de C.V.	Mexico
HNS de Mexico, S.A. de C.V.	Mexico
Hughes Network Systems France SarL	France
Hughes Network Systems International Service Company	DE
Hughes Network Systems Europe Limited	UK
HOT Telecommunications, N.V	Netherlands
Hughes Network Systems Limited (UK)	UK
Hughes Network Systems GmbH	Germany
Hughes Network Systems S.r.L	Italy
Hughes Network Systems Limited	Hong Kong
NextWave Telecom	DE
One Touch Systems, Inc.	DE
PT. Hughes Network Systems (Indonesia)	Indonesia
Rx Marketplace.com, Inc.	DE
RxNetwork LLC	DE
Hughes Telecommunications & Space Company	DE
Hughes Global Services, Inc.	DE

State of Inc./
Formation/
Entity Name	Partnership

Hughes Communications, Inc.	CA
DIRECTV International, Inc.	DE
DTVJ Holdings, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
Bartoletti Holdings, B.V	Netherlands
Galaxy Entertainment Iberoamerica S.L	Spain
Via Digital DTS Distribuidos de Television Digital, S.A.	Spain
DIRECTV Mexico Holdings, LLC	DE
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
DIRECTV Latin America, LLC (DTVLA)	DE
DIRECTV Caribbean LLC	DE
DIRECTV de Uruguay Ltda.	Uruguay
DTVLA WC, Inc.	DE
GLA Argentina S.r.L	Argentina Partnership
GLA Brasil Ltda.	Brazil Partnership
TV Capital Participacoes Ltda.	Brazil Partnership
GLB Ltda.	Brazil Partnership
TV Nacional Participacoes Ltda.	Brazil Partnership
TVA Banda C Ltda.	Brazil Partnership
Galaxy Caribbean Limited	Trinidad/Tobago
Galaxy Latin America Brasil Ltda.	Brazil
Galaxy Latin America Investments, LLC	DE
Galaxy Latin America Investment &	Puerto Rican
Company, S. en C	Partnership
GLA de Venezuela, S.r.L.	Venezuela Partnership
Galaxy de Colombia, Ltda.	Colombia
Galaxy Entertainment de Argentina, S.A.	Argentina

State of Inc./
Formation/
Entity Name	Partnership

Galaxy Entertainment de Venezuela, C.A	Venezuela
Satelites de Puerto Rico Ltd.	BVI
Servicios Galaxy Sat III R, C.A	Venezuela
Sports Acquisition Ltd.	Bahamas
Sports Acquisition (U.S.) Inc.	DE
SurFin Ltd.	Bahamas
Dish Placement Services	Bahamas
White Holding, B.V.	Netherlands
White Holding Mexico S. de R.L. de C.V.	Mexico
Hughes Communications Galaxy, Inc.	CA
Hughes Communications Satellite Services, Inc.	CA
Motient Corporation	DE
California Broadcast Center, LLC	DE
DTVI TWO, Inc.	CA
PanAmSat Corporation (PAS)	DE
Horizons Satellite, LLC	DE
NAP of the Americas LLC	FL
NET/36, Inc.	DE
PanAmSat Communications Carrier Services, Inc.	CA
PanAmSat Communications Japan, Inc.	CA
PanAmSat Communications Services, Inc.	CA
PanAmSat International Holdings, LLC	DE
USHI, LLC	DE
PanAmSat International Limited	Bermuda
PanAmSat International Systems, LLC	DE
PanAmSat Africa (Proprietary) Ltd.	So. Africa
PanAmSat Asia Pty. Ltd.	Australia
PanAmSat Asia Carrier Services, Inc.	DE
PanAmSat Capital Corporation	DE
PanAmSat Carrier Services, Inc.	DE
PanAmSat Europe Limited	UK
PanAmSat FSC Incorporated	Barbados
PanAmSat India, Inc.	DE
PanAmSat India Marketing, LLC	DE
PanAmSat India Private Limited	India

State of Inc./
Formation/
Entity Name	Partnership

PanAmSat International Employment, Inc.	DE
PanAmSat Licensee Corp.	DE
PanAmSat International Sales, Inc.	DE
Controladora Satelital del Mexico S. de R.L. C.V.	Mexico
PanAmSat do Brasil Ltda.	Brazil
PanAmSat Korea Limited	So. Korea
PanAmSat Asia (Hong Kong) Limited	Hong Kong
WP COM, S. de R.L. de C.V.	Mexico
PanAmSat International Systems Limited	Cayman Islands
PanAmSat International, LLC	DE
PanAmSat International Systems Marketing, LLC	DE
Service and Equipment Corporation	DE
Southern Satellite Corp.	CT
Southern Satellite Licensee Corporation	DE
PanAmSat Limited Liab. Co.	Switzerland
PanAmSat Marketing Corporation	DE
PT. Pasifik Satelit Nusantara	Indonesia
Hughes-Avicom International, Inc.	CA
Avicom International S.A.	Mexico
Medical Science Partners II, L.P.	DE
NeTune Communications, Inc.	DE
Nippon Avionics Co., Ltd.	Japan
Technologies for Information and Entertainment III, L.P.	DE
TiVo Inc.	DE
XM Satellite Radio Holdings, Inc.	DE